SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Consent Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Vivus, Inc.

(Name of Registrant as Specified In Its Charter)

First Manhattan Co.

First Health, L.P.

First Health Limited

First Health Associates, L.P.

First BioMed Management Associates, LLC

First BioMed, L.P.

First BioMed Portfolio, L.P.

Michael James Astrue

Jon C. Biro

Samuel F. Colin

Johannes J.P. Kastelein

David York Norton

Herman Rosenman

Rolf Bass

Melvin L. Keating

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

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[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

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On March 7, 2013, First Manhattan Co. and its affiliates (collectively, "First Manhattan") filed a Statement on Schedule 13D related to Vivus, Inc. (the "Issuer") that included the following Item 4:

On March 7, 2013, in compliance with the bylaws of the Issuer, an affiliate of the Reporting Persons submitted its formal notice of intent (the "Notice") to present a proposal (the "Proposal") and nominate directors at the 2013 annual meeting of stockholders of the Issuer (the "Annual Meeting"). The Notice stated that, at the Annual Meeting, First Health, L.P. intends to (i) present a proposal to repeal any bylaw amendments in effect at the time of the Annual Meeting that were not included in the Issuer's bylaws in effect as of April 18, 2012, as amended on February 20, 2013 and (ii) nominate Michael James Astrue, Jon C. Biro, Johannes J.P. Kastelein, Samuel F. Colin, David York Norton and Herman Rosenman for election to the Board of Directors of the Issuer to fill all of the available directorships that are up for election at the Annual Meeting. FMC has engaged Daniel Burch and Charles Koons at MacKenzie Partners, Inc. to assist in shareholder matters with regard to the Notice and the Annual Meeting. The foregoing summary of the Notice is qualified in its entirety by reference to the full text of the Notice, a copy of which is attached as Exhibit 2 to this Schedule 13D and is incorporated by reference herein. In advance of delivery of the Notice, FMC contacted representatives of the Issuer in order to advise the Issuer of its plans.

In connection with the submission of the Notice, FMC also delivered a letter (the "Letter") to Mr. Leland Wilson, Chief Executive Officer of the Issuer. The Letter stated, among other things, that FMC has been a shareholder and supporter of the Issuer since 2008, and congratulated the Issuer for developing Qsymia, the most effective obesity therapy ever developed. The Letter also expressed concern regarding the Issuer's commercial strategy and the failure of the Qsymia launch. The Letter stated that FMC believes that the Issuer is in need of more independent and experienced Board leadership and, as such, FMC intends to nominate six directors to the Issuer's Board (as described in the Notice). The Letter indicates that FMC believes that the Company should focus on the following priorities: (i) fixing its US commercial strategy, (ii) developing a clear path to approval in the European Union, (iii) restoring management credibility with the capital markets, and (iv) instilling a sense of

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urgency, which should include an independent and objective evaluation of all options to increase shareholder value. The foregoing summary of the Letter is qualified in its entirety by reference to the full text of the Letter, a copy of which is attached as Exhibit 3 to this Schedule 13D and is incorporated by reference herein.

A copy of the letter delivered to Mr. Leland Wilson, Chief Executive Officer of the Issuer, is filed herewith as Exhibit 1.

Information regarding the Participants in a solicitation of proxies of the stockholders of the Issuer in connection with the Annual Meeting is filed herewith as Exhibit 2.

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